UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2021

VERRA MOBILITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-37979	81-3563824
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1150 N. Alma School Road Mesa, Arizona (Address of principal executive offices)	85201 (Zip Code)

(480) 443-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading symbol)	(Name of each exchange on which registered)
Class A common stock, par value $0.0001 per share	VRRM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 20, 2021, Greenlight Acquisition Corporation (“Holdings”), VM Consolidated, Inc. (“VM Consolidated”), as the Lead Borrower, and certain U.S. subsidiaries of VM Consolidated (collectively with VM Consolidated, the “ABL Borrowers”), each an indirect wholly owned subsidiary of Verra Mobility Corporation (the “Company”), entered into an Amendment No. 3 (“ABL Amendment”) to that certain Revolving Credit Agreement, dated as of March 1, 2018 (as amended by the ABL Amendment and as otherwise amended, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”), by and among Holdings, the ABL Borrowers, the lenders party thereto, and Bank of America, N.A. (“BofA”), as administrative agent and as collateral agent. The ABL Amendment, among other things, extends the maturity of the ABL Credit Agreement.

The foregoing does not purport to be a complete description of the terms of the ABL Amendment and such description is qualified in its entirety by reference to the ABL Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01 - Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2021, Jacob Kotzubei, Chairman of the Board of Directors (the “Board”) of the Company, resigned from the Board, effective immediately. Mr. Kotzubei’s decision to resign comes after the sale by PE Greenlight Holdings, LLC (“Platinum Stockholder”) of all of its remaining outstanding shares of the Company on December 10, 2021 and was not the result of any disagreement with management or the Board. Mr. Kotzubei had been nominated as a director and served as Chairman of the Board pursuant to an Investor Rights Agreement between the Company and the Platinum Stockholder, which provides the right for the Platinum Stockholder to nominate, subject to certain ownership thresholds, up to three directors with one such nominee serving as the Chairman of our Board so long as any nominee was elected.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits
10.1

Amendment No. 3 to Revolving Credit Agreement dated as of July 24, 2018, among Greenlight Acquisition Corporation, VM Consolidated, Inc., each of the other borrowers party thereto, the lenders party thereto and Bank of America, N.A. as Administrative Agent and Collateral Agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2021	Verra Mobility Corporation

	By:	/s/ Patricia Chiodo
	Name:	Patricia Chiodo
	Title:	Chief Financial Officer